EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of December 8, 2014 (the “Effective Date”), by and among Cloud Security Corporation, a Nevada corporation publicly traded over-the-counter under the symbol “CLDS” (the “Seller”), and Goldenrise Development, Inc., a California corporation (the “Purchaser”). The Seller and Purchaser may be referred to herein as a “Party,” or collectively as the “Parties.”

RECITALS

WHEREAS, Purchaser desires to acquire from Seller 12,000,000 shares of newly issued common stock of the Seller (the “Shares”);

WHEREAS, Seller desires to deliver to Purchaser the Shares at Closing (as defined below) in exchange for up to $180,000 in lawful currency of the United States (the “Purchase Price”);

WHEREAS, Seller has capital stock consisting of approximately 101,670,586 shares of common stock, $0.001 par value, issued and outstanding as of the date of this Agreement (the “Pre-Split Common Stock Outstanding”);

WHEREAS, as soon as is reasonably practicable following the Effective Date, Seller shall take such action as is necessary, including without limitation, filing with the Securities and Exchange Commission (the “SEC”) (i) a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) to report the entry into this Agreement (ii) an Information Statement pursuant to Section 14(c) of the Exchange Act to effect a one hundred-for-one (100:1) reverse stock split (the “Reverse Stock Split”); and (iii) a Current Report on Form 8-K pursuant to the Exchange Act on the close of this Agreement following the effectiveness of the Reverse Stock Split;

WHEREAS, following the Reverse Stock Split, the Seller will have approximately 1,016,706 shares of common stock issued and outstanding (the “Post-Split Common Stock Outstanding”) and will then issue the Shares which will amount to 92.2% of the outstanding common stock of the Seller resulting in a change in control transaction;

WHEREAS, following execution of this Agreement, Seller will continue to maintain existing business operations and will use portions of the Purchase Price allocated to the development of Seller’s proprietary cloud computing software and will also be contemplating additional acquisition targets to increase shareholder value as such opportunities arise.

NOW, THEREFORE, in consideration of the premises, and of the representations, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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AGREEMENT

1.            Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at Closing (as hereinafter defined) Seller shall deliver to Purchaser the Shares free and clear of all liens, pledges, charges, claims, encumbrances, or third-party rights of any kind, and Purchaser will purchase, acquire, and accept from Seller the Shares.

2.            Payment for the Shares. A total of up to $180,000 USD will be paid by Purchaser to Seller in exchange for the Shares as follows:

a.	$50,000 within three (3) business days of the Effective Date;
b.	$50,000 within three (3) business days of the filing of the Section 14(c) Information Statement; and
c.	$80,000 at the Closing (as hereinafter defined).

3.            Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Horwitz + Armstrong, LLP, 26475 Rancho Parkway South, Lake Forest, CA 92630, at 9:00 am, local time, no later than the fifth (5th) business day following the satisfaction or waiver of the conditions set forth in Section 8 of this Agreement, or at such other closing venue as mutually agreed upon by Purchaser and Seller. At the Closing, Seller will deliver to Purchaser documentation sufficient to transfer ownership of the Shares to Purchaser.

4.            Seller’s Representations and Warranties. Seller does hereby represent and warrant to Purchaser as follows:

a.          Seller has been duly organized and validly exists as a corporation in good standing under the laws of the State of Nevada. Seller has all requisite corporate power and authority, and all material and necessary authorizations to own or lease its properties and conduct its business. Seller has the necessary corporate power to enter into this Agreement and to carry out the provisions and conditions of this Agreement.

b.          This Agreement has been duly and validly authorized, executed and delivered by Seller and represents a valid and binding agreement of Seller, enforceable in accordance with its respective terms, except to the extent that the enforceability hereof or thereof may be limited by (X) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (Y) limitations upon the power of a court to grant specific performance or any other equitable remedy or (Z) federal securities laws.

c.          The Shares have been duly authorized by Seller and will be validly issued, fully paid and non-assessable upon delivery. All issued and outstanding Shares and equity interests in Seller have been duly authorized and validly issued and are fully paid and non-assessable.

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d.          Seller is not in violation of its Articles of Incorporation or Bylaws (the “Charter Documents”) and the consummation of the transactions contemplated herein shall not constitute a violation of the Charter Documents.

e.          Seller owns or possesses the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses described herein as being owned or possessed by the Seller. There is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of Seller with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of Seller’s businesses.

f.          The minute books and corporate records of Seller contain a complete summary of all meetings and actions of the officers, directors and stockholders of Seller since the time of its incorporation (and of any predecessor to the Seller) and reflects all transactions referred to in such minutes accurately in all respects.

g.          The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Seller’s Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of Seller, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Seller debt or otherwise) or other understanding to which Seller is a party or by which any property or asset of Seller is bound or affected, or (iii) subject to the Required Approvals, as defined by section (h) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Seller is subject (including federal and state securities laws and regulations).

h.          Seller is not required to obtain any consent, waiver, authorization or order of any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by Seller of this Agreement, other than the filing of Current Reports on Form 8-K and Section 14(c) Information Statements with the SEC, and such other filings as are required to be made under applicable federal and state securities laws (collectively, the “Required Approvals”).

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i.          Seller has filed all reports, schedules, forms, statements and other documents required to be filed by Seller under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). To Seller’s best knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of Seller included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of Seller as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

j.          There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Seller or the performance of its obligations under this Agreement. Neither Seller nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the best knowledge of Seller, there is not pending or contemplated, any investigation by the SEC involving Seller or any current or former director or officer of Seller. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Seller under the Securities Act.

k.          To the best of its knowledge, Seller: (i) is not in violation of any order of any court, arbitrator or governmental body, or (ii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a material adverse effect on the business, assets, financial condition or results of operations of Seller or the performance of its obligations under this Agreement.

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l.          The representations and warranties and statements of fact made by Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

5.          Purchaser’s Representations and Warranties. Purchaser does hereby represent and warrant to Seller as follows:

a.          Purchaser is duly organized, and validly existing corporation organized under the laws of the State of California. Purchaser has all requisite corporate power and authority to enter into and to carry out the provisions and conditions of this Agreement.

b.          Purchaser, through its officers, directors, and stockholders, is experienced in evaluating companies such as Seller, is able to protect its interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that render it capable of evaluating the merits and risks of the prospective investment in Seller, and has the ability to bear the economic risks of the investment.

c.          Purchaser acknowledges that the Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), that the Shares will include a restrictive legend described in Section 9(k), and that the Shares cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Purchaser otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

d.          Purchaser has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares and a complete loss of its investment.

e.          Purchaser has had a full opportunity to inspect the books and records of Seller and to make any and all inquiries of Seller and its officers and directors.

f.          Purchaser has completed the Accredited Investor Questionnaire and Representations attached as Schedule 1 demonstrating that Purchaser is in fact an Accredited Investor, as defined in Regulation D of the Securities Act of 1933, as amended.

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g.          Purchaser is acquiring the Shares solely for its own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

h.          Purchaser will not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom and understands and agrees that it must bear the economic risk of the acquisition for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or qualified under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered or unless an exemption from such registration is available.

i.          There is no Action presently pending or threatened which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Purchaser, or the performance of its obligations under this Agreement.

j.          The execution, delivery, and performance by Purchaser of this Agreement do not and will not: (i) conflict with or violate any provision of Purchaser’s Charter Documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Purchaser is subject (including federal and state securities laws and regulations).

k.          The representations and warranties and statements of fact made by Seller in this Agreement are, as applicable, accurate, correct, and complete and do not contain any untrue statements and information contained herein not false or misleading.

6.          Seller Covenants.

a.          Current in Filings. Seller agrees to timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to Seller or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies.

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b.          Compliance. Seller is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Seller received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), or (ii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a material adverse effect on the Parties’ rights under the Agreement.

c.          Business. Seller agrees to carry on its business as is now being conducted. Purchaser is specifically allocating up to $27,000 in Purchase Price for software development (EGD) fees and costs related to the development and prosecution of certain intellectual property to determine its ultimate market viability. The current Chief Executive Officer of Seller will likewise agree to a consulting agreement for at least six (6) months following Closing to continue the operations of the business as now being conducted. The consultant will focus on optimizing the software development of the intellectual property. A copy of the Consulting Agreement is attached as Schedule 3. See Schedule 3. In addition to its existing business, Seller will be pursuing additional acquisition opportunities to enhance shareholder value. Such opportunities will be pursued when and if they are available and will be announced as they occur.

d.          Third Quarter SEC filing. Seller agrees to complete and file with the SEC the third quarter report on Form 10-Q. Seller shall be responsible for paying for all fees and costs associated with the third quarter 10-Q out of the Purchase Price, or from any other available source of funds.

e.          Reverse Stock Split. After Seller has received $50,000 of the Purchase Price from Purchaser, Seller agrees to initiate the legal process required to effectuate the Reverse Stock Split. Purchaser shall pay all reasonable legal fees and costs associated with the Reverse Stock Split and file all required reports and filings with the SEC and related governmental agencies.

7.          Indemnification and Survival of Representation.

a.          Subject to the provisions of this Section 7, the Parties agree to indemnify, hold harmless, and defend the other, and its officers, directors, and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the other Party may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by a Party in this Agreement.

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b.          Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the Parties shall survive for 18 months after the Closing, and thereafter will terminate, together with any associated right of indemnification pursuant to Section 7(a).

8.          Closing Conditions.

a.          Purchaser’s obligation to complete the Closing and to the deliver the final Purchase Price payment of up to $80,000 shall be subject to the satisfaction of each of the following conditions:

i.     At or prior to the Closing, Seller must have delivered or caused to be delivered to Purchaser the following:

1.      This Agreement duly executed by Seller;

2.      Documentation sufficient to evidence the sale, conveyance, and transfer of the Shares to Purchaser;

3.      Documentation sufficient to evidence the effectiveness of the Reverse Stock Split;

4.      Resolutions duly adopted by the Board of Directors of Seller approving the following events or actions, as applicable:

a.          The execution, delivery, and performance of this Agreement; and

b.          The approval of the Reverse Stock Split

5.     A Majority Shareholder Consent to the Reverse Stock Split;

6.     A certificate of good standing for Seller from the its jurisdiction of incorporation, dated not earlier than fifteen calendar days prior to the date of the Closing;

7.     An instruction letter signed by Seller’s sole officer addressed to Seller’s transfer agent of record, in a form reasonably acceptable to Purchaser and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Shares to be delivered pursuant to this Agreement registered in Purchaser’s name;

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8.     A list of Seller’s stockholders as certified by Seller’s sole officer or transfer agent, dated within five calendar days of the date of the Closing;

9.     A certificate of Seller’s sole officer, dated as of the Closing, certifying as to (i) the incumbency of the officers executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Articles of Incorporation and By-Laws of Seller, as in effect on and as of the date of the Closing, and (iii) a copy of the resolutions of the Board of Directors of Seller authorizing and approving the Seller’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby.

10.    All corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Purchaser’s representatives with respect to Seller; and

11.    Such other documents as Purchaser may reasonably request in connection with this Agreement.

ii.      Seller’s representations and warranties herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Seller shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

iii.      At the Closing, Seller shall have no liabilities, debts, payables (contingent or otherwise), or tax obligations other than those items listed in Schedule 2 attached to this Agreement. Additionally, no material changes to Seller’s business or financial condition shall have occurred since the date of this Agreement.

iv.      At the Closing, Seller will be current in all SEC filings.

v.      At the Closing, Seller shall have a total of approximately 13,016,706 shares of its common stock issued and outstanding giving effect to the issuance of the Shares to Purchaser.

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b.          Seller’s obligation to complete the Closing pursuant to this Agreement shall be subject to the satisfaction of each of the following conditions:

i.      At or prior to the Closing, Purchaser must have delivered or caused to be delivered to Seller the following:

1.      This Agreement duly executed by Purchaser;

2.      The Purchase Price; and

3.      Such other documentation as Seller may reasonably request in connection with the transaction contemplated hereby.

ii.      The representations and warranties of Purchaser in this Agreement shall be true in all material respects at the Closing with the same effect as though made at such time. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with at or prior to the Closing.

9.          General Provisions.

a.          Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

b.          Venue. The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

c.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

d.          Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

e.          Survival. The Covenants of Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

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f.          Headings. The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

g.          Amendment. This Agreement may be amended or modified only by a written agreement signed by the Parties.

h.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i.          Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile or electronic mail, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows, or to such other address as either party may from time to time specify in writing to the other party consistent with these notice provisions:

If to Seller:

Cloud Security Corporation

4590 MacArthur Blvd.

Newport Beach, CA 92660

Attn: Safa Movassaghi, CEO

Fax: 1-866-250-2999

E-mail:

With a copy to (which copy shall not constitute notice):

Adli Law Group, P.C.

444 South Flower Street, Suite 1750

Los Angeles, CA 90071

Attn: Bernard Jasper, Esq.

Fax: 213.623.6554

E-mail:

If to Purchaser:

Goldenrise Development, Inc.

927 Canada Ct.

City of Industry, CA 91748

Attn: Sam Liu, Vice President

Fax: 909-630-8339

E-mail:

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With a copy to (which copy shall not constitute notice):

Horwitz + Armstrong, LLP

26475 Rancho Parkway South

Lake Forest, CA 92630

Attn: Christopher L. Tinen, Esq.

Fax: 949.540.6578

E-mail:

j.          Non-Waiver. No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

k.          Legend. The Shares will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

l.          Except as provided herein, Seller and Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

“SELLER”

CLOUD SECURITY CORPORATION

By: /s/ Safa Movassaghi

Name: Safa Movassaghi

Its: Chief Executive Officer

“PURCHASER”

GOLDENRISE DEVELOPMENT, INC.

By: /s/ Sam Liu

Name: Sam (Ning) Liu

Title: Vice President

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SCHEDULE 1

Accredited Investor Questionnaire and Representations

The undersigned represents and warrants that he, she or it comes within each category marked below, and that for any category marked, he, she or it has truthfully set forth the factual basis or reason the undersigned comes within that category.

(a)          Individuals. Individuals please respond to the following questions by placing an “X” next to the appropriate answer.

Did your individual income without regard to that of your spouse exceed $200,000 in the last two full calendar years and do you reasonably expect such individual income to exceed $200,000 in the current year?

Yes _____ No _____

Did your joint income with your spouse exceed $300,000 in the last two full calendar years and do you reasonably expect such joint income to exceed $300,000 in the current year?	Yes _____ No _____

Does your net worth or joint net worth with that of your spouse exceed $1,000,000 excluding your primary residence?	Yes _____ No _____

Are you a director or executive officer of an NASD Broker-Dealer?	Yes _____ No _____

Does the amount to be paid by you for the purchase of the Shares exceed 10% of your net worth or joint net worth with that of your spouse?	Yes _____ No _____

Set forth in the space provided below the state(s) in which you maintained your residence during the past two years and the dates during which you resided in each state:

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

____________________________________________________________________

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(b)          Entities. Corporations, partnerships and investors other than individuals, please answer the following questions and place an “X” next to the appropriate answer:

Are you an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, (a “Plan”) with assets in excess of $5,000,000?	Yes _____ No _____

If you are such a Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan associations, insurance company or registered investment adviser acting as fiduciary? (If yes, please specify the name of the fiduciary).

Yes _____ No _____

If you are a self-directed Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions made solely by individuals that can answer yes to one or more of the following questions under paragraphs (a) – (d) of Category I, or by entities that can answer yes to the question under paragraph (b) of this Category II? (If yes, specify the applicable Item and paragraph.)

Yes _____ No _____

Are you (A) (i) a tax exempt organization which is qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (ii) a corporation, or (iii) a Massachusetts or similar business trust, or (iv) partnership, not formed for the specific purpose of acquiring the Shares offered, and (B) which has assets in excess of $5,000,000?	(i) _____ (ii) _____ (iii) _____ (iv) _____

Are you a private business development company as defined in Section 202.a (22) of the Investment Advisers Act of 1940?	Yes _____ No _____

Are you an entity in which all of the equity owners are Accredited Investors under Category I?	Yes _____ No _____

Set forth in the space provided the (i) state(s) in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s) if any, in which you still pay income taxes:

(i) _____ (ii) _____

_________________________________	Dated: ______________________________
By:
Title:

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SCHEDULE 2.1

CLOUD SECURITY CORPORATION

OUTSTANDING SECURITIES

AS OF THE DATE OF

STOCK PURCHASE AGREEMENT

Convertible Securities

None.

Warrants

None.

Options

2014 Stock Incentive Plan

On January 27, 2014, the Board of Directors adopted the 2014 Stock Incentive Plan (the “Plan”). The plan provides for the grant, at the discretion of the Compensation Committee of the Board of Directors, of stock awards, of common stock, restricted stock, awards of common stock, or stock options to purchase common stock of the Company, with a maximum of 15,000,000 shares. As of August 31, 2014, 13,187,500 shares are available for issuance under the Plan.

On March 17, 2014, the Company issued 812,500 shares of common stock valued at $48,750 in consideration of $48,750 in legal services in accounts payable under the Plan.

On July 14, 2014, the Company issued 1,000,000 shares of common stock valued at $34,500 in consideration of $34,500 in legal services under the Plan.

Pending Options

None.

ROFR and Pre-Emptive Rights

None.

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SCHEDULE 2.2

LIST OF CLDS CONTRACTS

Operating Lease

On November 26, 2012, the Company entered into an operating lease with a company related to a Director of Cloud Security for its corporate office on a month to month basis for $650 per month. The rent has decreased to $125 per month effective in January 2014. There is a $175 deposit with the related entity recorded on the accompanying balance sheet due to prepayment of rents.

Distribution Agreement

On December 3, 2013, the Company entered into a distribution agreement with App Ventures pursuant to which App Ventures granted us the exclusive right to distribute, market, sell and promote all its sensor technology products with a secure communication framework that detects web-based attached on web apps and websites under the“App Fence” and AppSecure” brand name.

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SCHEDULE 2.3

OPERATIONS OF CLDS

Cloud Security Corporation is a development stage security and information access technology software company that delivers immediate information with ease and secure access to computer desktops and other consumer electronic devices from remote locations. The Company’s flagship product, MyComputerKey™ is a proprietary, patent-pending technology that provides a secure multi-factor validation and authentication system for cloud-based infrastructures and protects data accessed from remote locations worldwide. The MyComputerKey™ provides a simple and secure platform for enterprise customers and government agencies of all sizes to access their desktop infrastructure through the internet often referred to as the “cloud”. The product offers a person access to their desktop from any location, at any time, with no configuration requirements and no administration effort. A user inserts the MyComputerKey™ into a personal computer or “PC” or Mac USB port to gain instant access directly to their desktop that is familiar and pre-configured to their business needs. The user’s own desktop image with a standardized operating system, business and productivity applications, and related security safeguards is available from any corporate or remote site. The Company is also focusing on integrating security software features to its existing product, as well as other features in an effort to expand its product offerings. The Company recently filed another patent related to cloud computing security and intends to continue expanding it’s this cloud computing security product line in addition to other types of internet security.

We completed Phase 1 (Version 3) of the MyComputerKey product in the year ended February 28, 2014 and are continuing our beta test for such product. Our next phase for this product will be to complete the front-end gui design prior to release. We also intend to develop an APP version of this product for mobile devices (MyMobileKey) and tablets (MyTabletKey).

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SCHEDULE 3

CONSULTING AGREEMENT

[See Exhibit 10.2]

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